HANGER ORTHOPEDIC GROUP, INC.
                                  EXHIBIT 11
                      COMPUTATION OF NET INCOME PER SHARE
               FOR THE THREE MONTHS ENDED June 30, 1996 and 1995

                                                             1996            1995
                                                             ----            ----

Net income                                                $   738,481    $   657,320

Less:
   Dividends declared                                          (5,886)        (5,381)
                                                          ------------   ------------
      Total                                               $   732,595    $   651,939


Divided by:
   Weighted average number of shares
        outstanding                                         8,354,424      8,290,544
                                                          ------------   ------------

Net income (loss) per share                               $       .09    $       .08
                                                          ============   ============


                FOR THE SIX MONTHS ENDED June 30, 1996 and 1995

                                                             1996            1995
                                                             ----            ----

Net income                                                $   888,490    $   901,520

Less:
   Dividends declared                                         (11,641)       (10,643)
                                                          ------------   ------------
      Total                                               $   876,849    $   890,877

Divided by:
   Weighted average number of shares
        outstanding                                         8,351,436      8,290,544
                                                          ------------   ------------

Net income per share                                      $       .11    $       .11
                                                          ============   ============